EXHIBIT 2.1

AMENDMENT NO. 1
TO
ASSET ACQUISITION AGREEMENT
AND
PLAN OF REORGANIZATION

THIS AMENDMENT NO. 1 TO ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (this “ Amendment ”) is made and entered into this 6th day of December, 2006, by and between Tandem Energy Corporation , a Colorado corporation (“ Seller ”), Platinum Energy Resources, Inc. , a Delaware corporation (“ Platinum ”), and PER Acquisition Corporation , a Delaware corporation and wholly-owned subsidiary of Platinum (“ Buyer ”).

The parties have entered into that certain Asset Acquisition Agreement and Plan of Reorganization dated October 4, 2006 (the “ Agreement ”), which provides for the acquisition by Buyer of all of the assets of Seller and the assumption by Buyer of substantially all of the liabilities of Seller on the term and conditions set forth in the Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

The parties now desire to amend the Agreement in the manner and on the terms and conditions hereinafter set forth.

In consideration of the mutual benefits to be derived from this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Section 1.01(gg) of the Agreement is hereby deleted in its entirety and nothing is substituted in its place.

2. The last sentence of Section 2.04 of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

“The issuance and delivery of the Platinum Exchange Shares are intended to be exempt from the registration requirements of the Securities Act pursuant to 4(2) thereof and Rule 506 of Regulation D promulgated thereunder; and exempt from the registration or qualification requirements of any applicable state securities laws. As a result, the Platinum Exchange Shares may not be offered, sold, or transferred by the holder thereof until either a registration statement under the Securities Act or applicable state securities laws shall have become effective with regard thereto, or an exemption under the Securities Act and applicable state securities laws is available with respect to any proposed offer, sale or transfer.

3. The reference in the first sentence of Section 2.06 of the Agreement to “thirty (30)” is hereby deleted and “sixty (60)” is substituted in its place.

4. The last two sentences of Section 3.01 of the Agreement are hereby deleted in their entirety and the following are substituted in their place:

“In connection with such meeting of shareholders, Platinum will solicit proxies from its shareholders and Platinum and Seller will cooperate with each other (including, without limitation, providing to each other appropriate information) for the purpose of complying with the requirements of Regulation 14A under the Exchange Act in connection with the proxy statement for such meeting.  In its proxy statement, Platinum shall include a recommendation of its board of directors that its shareholders approve the Acquisition.”

5. Section 4.01(z) of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

“(z) Filing Information . The information supplied by Seller or Seller’s Parent for inclusion in the proxy statement to be supplied by Platinum to its shareholders shall not at the time the proxy statement is mailed to Platinum’s shareholders contain any untrue statement of a material fact or omit to state any material fact required to be stated in the proxy statement or necessary in order to make statements in the proxy statement, in light of the circumstances under which they were made, not misleading and the information included or supplied by on or behalf of Seller or Seller’s Parent for inclusion in any filing Rule 14a-12 under the Exchange Act (each a “14a-12 Filing”), shall not, on the date the proxy statement is first mailed to shareholders of Platinum, at the time such 14a-12 Filing is filed with the  SEC, at the time of the Platinum shareholders’ meeting and at the Closing Date contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements made in the proxy statement not false or misleading, or omits to state any material fact necessary to correct any a statement in any earlier communications with respect to the solicitation for proxies for the Platinum shareholders’ meeting that has become false or misleading.”

6. Section 4.03(h) of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

“(h) No Investment Company . None of the parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) of the Code.”

7. The following Section 4.01(ff) is hereby added to the Agreement:

“(ff) Private Placement

(i) Seller has been given access to such documents, records, and other information and has had adequate opportunity to ask questions of, and receive answers from, Platinum’s officers and representatives concerning Platinum’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the shares to be issued to it hereunder.

(ii) Seller understands that investment in shares of Platinum Common Stock is a speculative investment involving a high degree of risk.  Seller is aware that there is no guarantee that it will realize any gain from accepting the Platinum Exchange Shares as acquisition consideration.  Seller is acquiring the Platinum Exchange Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act, and any applicable securities laws of any state; provided, however, all of the parties hereto acknowledge that it is Seller’s intention, as well as that of Seller’s Parent, to dissolve as soon as reasonably possible following the Closing and distribute the Platinum Exchange Shares to its stockholders.

(iii) Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Seller is financially able to bear the economic risk of its decision to accept the Platinum Exchange Shares as acquisition consideration, including the ability (but not the intention) to hold the Platinum Exchange Shares indefinitely or to afford a complete loss of its investment in the Platinum Exchange Shares.  Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares.

(iv) Seller acknowledges that the certificates for the securities comprising the Platinum Exchange Shares that Seller will receive will contain legends substantially as follows:

THE SHARES THAT ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR PLATINUM ENERGY RESOURCES, INC. (THE “COMPANY”) RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE. THE SHARES THAT ARE REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE COMPANY, TANDEM ENERGY CORPORATION AND PER ACQUISITION CORPORATION, DATED AS OF OCTOBER 4, 2006, AS AMENDED, INCLUDING, WITHOUT LIMITATION, SECTION 9.14 THEREOF.

Seller understands that the Platinum Exchange Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof.  Seller acknowledges that the Platinum Exchange Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act, that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Seller expressly acknowledges that Platinum is relying upon Seller’s representations contained in this Section 4.01(ff).”

8. Section 5.19 of the Agreement is hereby deleted in its entirety and nothing is substituted in its place.

9. Section 6.01(j) of the Agreement is hereby deleted in its entirety and nothing is substituted in its place.

10. Section 6.02(i) of the Agreement is hereby deleted in its entirety and nothing is substituted in its place.

11. A reference to a new Section 9.14 is hereby inserted into Section 8.01(c) of the Agreement.

12. The reference in Section 7.01(b) of the Agreement to “December 31, 2006” is hereby deleted and “January 31, 2007” is substituted in its place.

13. A new Section 9.14, which shall read as set forth hereinbelow, is hereby added to the Agreement:

“9.14 Post-Closing Covenant.

(a) Within thirty (30) days following (i) receipt of a written notice from Seller’s Parent that Seller has completed its dissolution and distribution in liquidation of its remaining assets, including all of the Platinum Exchange Shares received pursuant to the exchange transaction described in Section 2.06 hereunder; and (ii) receipt of a written notice from Seller’s Parent that (A) it has received all of the Platinum Exchange Shares in the liquidation and distribution and dissolution of Seller, (B) it is the sole record and beneficial owners of all of the Platinum Exchange Shares, (C) it requests that Platinum register the Platinum Exchange Shares, Platinum shall proceed to effect a registration in accordance with Section 9.14(c).

(b) Seller’s Parent shall be prohibited from the sale, transfer or distribution of the Platinum Exchange Shares until an effective registration statement covering such sale, transfer or distribution is in effect.   It is understood and agreed that Platinum will place a stop transfer order with its transfer agent restricting the sale, transfer or distribution by Seller’s Parent of the Platinum Exchange Shares until such time.

(c) Whenever Platinum is required to effect a registration pursuant to Section 9.14(a), Platinum shall:

(i) Prepare and file with the SEC a registration statement on Form S-1, SB-2 or S-3, as appropriate (or any successor to Form S-1, SB-2 or S-3) covering the distribution of all of the Platinum Exchange Shares from Seller’s Parent pro rata to its stockholders, use its best efforts to cause such registration statement to become effective within ninety (90) days from the date of first filing and thereafter keep such registration statement effective for such period as is reasonably necessary for Seller’s Parent to complete its dissolution and distribution in liquidation as mentioned elsewhere in this Agreement.  The registration statement shall contain a plan of distribution that contemplates a distribution of the Platinum Exchange Shares to the shareholders of Seller’s Parent pursuant to a dissolution and distribution in liquidation of Seller’s Parent, but in any event no longer than seventy-five (75) days.  Seller acknowledges that the length of time necessary for the SEC to review the registration statements and amendments thereto filed by Platinum pursuant to this Section 9.14 is totally and completely outside of Platinum’s control and that there my be other events and circumstances that are outside of Platinum’s control that also may delay the effectiveness of the registration statement. Therefore, so long as Platinum is diligently pursuing making the registration statement effective, it shall be deemed to meet its best efforts obligation under this subsection (c)(i).  Notwithstanding anything in this Section 9.14 to the contrary, Platinum shall not be required to file a registration statement with respect to the Platinum Exchange Shares until it has received such information from Seller’s Parent as Platinum may reasonably request in connection with the preparation of the registration statement in order to effect the registration of the Platinum Exchange Shares under the Securities Act and in connection with Platinum’s obligation to comply with federal and applicable state securities laws.

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Platinum Exchange Shares.

(iii) Furnish to the holder of the Platinum Exchange Shares such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Platinum Exchange Shares owned by such holder.

(iv) Use all reasonable efforts to register and qualify the Platinum Exchange Shares under such other state securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holder of the Platinum Exchange Shares, provided that Platinum shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) Notify the holder of the Platinum Exchange Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, thereupon such holder shall immediately discontinue disposition of the Platinum Exchange Shares pursuant to the registration statement until the holder receives, to the extent required, a supplemented or amended prospectus.

(vi) Do all such other acts and things as may reasonably be required to assist the holder of the Platinum Exchange Shares to make a distribution of the Platinum Exchange Shares in compliance with the Securities Act and any applicable state securities or Blue Sky laws.

All expenses of the registration of the Platinum Exchange Shares and compliance with any applicable state securities or Blue Sky laws, including the fees and expenses of legal counsel representing the holder of the Platinum Exchange Shares, shall be borne and paid by Platinum.”

14. Except as set forth above, the remaining terms and conditions of the Agreement shall not be amended by this Amendment and shall remain in full force and effect, and binding in accordance with their respective terms.

15. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

SIGNATURES

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Amendment on the date first above written.

Seller:

TANDEM ENERGY CORPORATION

By:	/s/ Tim G. Culp
Tim G. Culp President

Platinum:

PLATINUM ENERGY RESOURCES, INC.

By:	/s/ Mark Nordlicht
Mark Nordlicht, Chairman

Buyer:

PER ACQUISITION CORP.

By:	/s/ Mark Nordlicht
Mark Nordlicht President

CONTROL PERSON AGREEMENT

The following persons hereby acknowledge that (i) they are the Control Persons defined in the Agreement described in the Amendment, and (ii) they are executing and delivering this Control Person Agreement in their individual capacities to consent to the amendments to the Agreement contained in the foregoing Amendment.

/s/ Tim G. Culp
Tim G. Culp

/s/ Jack A. Chambers
Jack A. Chambers

/s/ Michael G. Cunningham
Michael G. Cunningham

/s/ Todd M. Yocham
Todd M. Yocham